OMNIBUS AGREEMENT


     This OMNIBUS AGREEMENT (this "Agreement") is entered into as of June 30, 1999, among DenAmerica Corp., a Georgia corporation ("Borrower"), Paribas (formerly known as Banque Paribas) ("Paribas"), in its individual capacity as a Bank and as Agent, First Source Financial LLP ("First Source"), in its capacity as a Bank, LaSalle National Bank ("LaSalle"), in its capacity as a Bank and CNL APF Partners, LP, a Delaware limited partnership, individually and in its capacity as successor agent under the Credit Agreement (as hereinafter defined) (the "Successor Agent") ("CNL").


                          PRELIMINARY STATEMENTS

     Borrower, the Banks and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of July 3, 1996 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Credit Agreement), pursuant to which the Banks made certain financial accommodations available to Borrower and the Agent agreed to act as agent on behalf of the Banks.

     Borrower, certain of its Affiliates, the other Loan Panics and CNL and certain of its Affiliates, have entered into that certain Waivers And Agreement To Amend And Restate dated as of the date hereof (the "Amendment and Restatement Agreement") which sets forth the terms of a restructuring of the Borrower's outstanding indebtedness under the Credit Agreement and a reallocation of the Purchased Interests (as hereinafter defined).

     CNL now desires to purchase and otherwise assume all of the rights and obligations of the Banks under the Credit Agreement, the Notes and the other Loan Documents (as hereinafter defined), and the Banks desire to sell and otherwise transfer all of such rights and obligations and assign their respective Notes and the other Loan Documents (as hereinafter defined) to CNL in accordance with the terms and conditions hereof.

     The Agent desires to assign all of its rights and obligations as Agent under the Credit Agreement to CNL as successor agent thereunder, and CNL,



individually and as Successor Agent, agrees to accept such assignment and related agreements hereunder in accordance with the terms and conditions hereof.

                               AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and the payment of the Purchase Price (as hereinafter defined) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignment. (a) On the terms set forth herein, each Bank, as of the Effective Date, hereby irrevocably sells, assigns, delegates and transfers to CNL, and CNL hereby purchases, accepts and assumes from each Bank, all of the rights and obligations of such Bank under the Credit Agreement, each Note and the other Loan Documents (as hereinafter defined) (such rights and obligations of each such Bank being hereinafter referred to as its "Bank Interest" and such rights and obligations of all the Banks collectively being hereinafter referred to as the "Purchased Interest"); (b) on the terms set forth herein, the Agent (with the consent of each Bank as evidenced by its execution hereof), as of the Effective Date, hereby assigns, transfers and conveys to CNL, individually and as Successor Agent, as successor agent under the Credit Agreement and Loan Documents (as hereinafter defined) on behalf of CNL all the rights and obligations of the Agent thereunder, and CNL, individually and as Successor Agent, hereby accepts and assumes all such rights and obligations.

     Borrower hereby consents to the assignments set forth in this Section 1 pursuant to the terms and conditions set forth herein and pursuant any additional assignment documents. The Borrower hereby agrees that on and after the Effective Date the terms and provisions of the Amendment and Restatement Agreement shall control and apply with respect to certain provisions of the Loan Documents (as hereinafter defined) as set forth in such Amendment and Restatement Agreement (provided that no such provisions shall control to override the effectiveness of paragraph 9 hereof in respect of the survival of rights for the benefit of Paribas (as Agent and as a Bank), First Source and LaSalle).

     As of the Effective Date, CNL, for itself and as Successor Agent, shall have the rights and obligations of each "Bank" under each Note and the other Loan Documents (as hereinafter defined) with respect to the Purchased Interest, except to the extent of any arrangements with respect to payments referred to in Section 2 hereof and CNL shall become the Agent as successor agent to Paribas. The Effective Date shall be June 30, 1999.

     2. Payment. On the Effective Date (and as a condition to the effectiveness of this Agreement), CNL shall pay (or cause to be paid) to each Bank, in immediately available funds, the amount set forth on Exhibit B hereto opposite such Bank's name (the "Purchase Price") payable by wire transfer to the account designated in Exhibit B hereto for such Bank, which shall be an amount in immediately available funds equal to accrued and unpaid interest to the Effective Date if funds are received before 2:00 p.m. Chicago time on the Effective Date (and including the Effective Date if funds are received after 2:00 p.m. Chicago time on the Effective Date), principal, fees and expenses (including legal fees and expenses).

     Each of CNL and each Bank hereby agrees that if it receives any payment of interest, principal, fees or any other amount under the Credit Agreement or any other Loan Document (as hereinafter defined) which is for the account of CNL on the one hand, or such Bank on the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

     3. Representations and Warranties of the Banks. Each Bank represents and warrants (as to itself) as follows (except with respect to paragraph 3(d) below, in respect of which Paribas, as Agent, represents and warrants solely as to paragraph 3(d)):

          (a) As of the date hereof, in each case without giving effect to assignments thereof which have not yet become effective, the Pro Rata Share of the Bank of the Revolving Loan Commitment is as set forth on Exhibit C hereto oppo-site the Bank's name and under the column heading of "Pro Rata Share of the Revolving Commitment" which Exhibit C is incorporated herewith by this reference. The Bank has not created any rights in its Bank Interest for the benefit of any other party, except to CNL as contemplated hereby.

          (b) As of the date hereof, in each case without giving effect to assignments thereof which have not yet become effective, the outstanding principal balance of Revolving Loans made by the Bank is as set forth on Exhibit C hereto opposite the Bank's name and under the column heading of "Principal Balance of Outstanding Revolving Loans."

          (c) The Bank has full power and authority, and has taken all action necessary to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith.

          (d) Set forth on Exhibit D hereto and incorporated herewith by this reference is a list of all of the material agreements that, to the actual knowledge of Paribas, as Agent, have been delivered to Paribas, as Agent, by the Borrower in connection with the Credit Agreement (collectively, the "Loan Documents").

          (e) This Agreement constitutes the legal, valid and binding obligation of such Bank.

     4. Limitation of Liability. Except for the express representations made by each Bank pursuant to Section 3 hereof, the parties hereto agree that none of Paribas (individually and as Agent), First Source or LaSalle makes any representation or warranty, covenant, undertaking or agreement in respect of (or otherwise assumes any responsibility or liability in connection with) any of the Loan Documents, any Purchased Interest or any rights or interests in respect thereof, including, without limitation, with respect to and in connection with: (i) the financial condition of Borrower or any other Loan Party, (ii) the performance by Borrower or any other Loan Party of the Obligations, (iii) any statements, warranties or representations made by Borrower in or in connection with the Credit Agreement or any other Loan Document, (iv) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, (v) the performance of or compliance by any party with any terms, provisions or conditions precedent in respect of any of the Loan Documents,
(vi) the existence or identification of any of the property, books or records of Borrower or any other Loan Party, (vii) the actions of Paribas as Agent in connection with any Loan Document or (viii) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or the continued effective-ness or sufficiency thereof.

     5. Representations and Warranties of CNL. CNL hereby represents and warrants to the Agent and each Bank as follows:

          (a) CNL has full corporate and legal power and authority, and has taken all corporate action necessary to execute and deliver this Agreement individually, and as Successor Agent, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith or CNL has obtained all such required authorizations.

          (b) This Agreement constitutes the legal, valid and binding obligation of CNL enforceable against CNL in accordance with its terms.

          (c) CNL has independently and without reliance upon the Agent or any Bank and based on such information as CNL has independently verified and deemed appropriate, made its own credit analysis and decision to enter into this Agreement. CNL will, independently and without reliance upon the Agent or any Bank, and based upon such documents and information as it shall deem appropriate at any time, at all times make its own credit decisions in taking or not taking action under the Credit Agreement (and the Amendment and Restatement Agreement, if appropriate).

          (d) CNL acknowledges that it has received originals or copies of the agreements set forth on Exhibit D hereto.

     6.  Intentionally left blank.

     7. Information. None of Paribas (individually and as Agent), First Source or LaSalle, or any of their officers, directors, advisors, representatives, agents and affiliates (except for representations expressly set forth in paragraph 3 hereof) makes any representation or warranty (express or implied) as to the accuracy or completeness of any information (whether written or oral) transmitted to CNL or any of its affiliates or representatives in the course of its evaluation of the transactions contemplated hereby, and each of Paribas (individually and as Agent), First Source or LaSalle specifically disclaims all liability with respect thereto. CNL hereby agrees that it has conducted its own independent investigation and analysis of the Borrower, the Loan Documents and this Agreement and any information provided to it in connection therewith.

     8. Resignation and Termination of Agency. In furtherance of the assignment of Agency rights and obligations set forth in paragraph 1 hereof, and in accordance with and pursuant to Section 9.9 of the Credit Agreement, to the extent the assignment of Agency rights and obligations hereunder is interpreted to be a resignation, Paribas hereby confirms that it resigns as Agent under the Credit Agreement and relinquishes all of its rights, powers, privileges and duties as Agent thereunder; provided, however, that Borrower and each Bank hereby waives the 30 days' notice of resignation required under
Section 9.9 of the Credit Agreement and any other provision set forth in any Loan Document which would otherwise qualify or restrict the assignment and resignation of Paribas as Agent set forth in this Agreement; and provided, further, that the provisions of Section 9 and Section 10.1 of the Credit Agreement shall inure to the benefit of Paribas as to any actions taken or omitted to be taken by it while it was Agent under the Credit Agreement. The parties hereto acknowledge that Paribas shall have no continuing obligations or duties in connection with its activities as Agent.

     9. Survival of Rights. The parties hereto hereby agree that Paribas (as Bank and Agent), First Source and LaSalle shall each retain the rights to claim the benefit of any indemnities in the Credit Agreement and Loan Documents for the time periods that such entities were a party to the agreements, and in respect of any liability, loss, obligation, cost, expense or any other cause of action referenced therein arising during such time period or in respect thereof

     10. Further Assurances. Each of the Borrower, each Loan Party, CNL, the Agent and each Bank agrees to execute and deliver such other agreements or instruments, and take such other action, as CNL, the Agent or any Bank may reasonably request to further evidence the transactions contemplated by this Agreement. The Agent agrees to execute and deliver a Successor Agent Certificate in the form attached hereto as Exhibit A in the number of counterparts reasonably requested by CNL to give effect to the recording of assignments of recorded Loan Documents by CNL as Successor Agent under the Credit Agreement as Successor Agent. Such agreements, instruments and documents shall be prepared, executed and delivered at the cost and expense of the Borrower.

     11. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS RELATING THERETO. IN ANY

DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS.

     12. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or when received after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer back received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other parties hereto.

     13. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     14. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     16. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     17.  Construction of Terms in Credit Agreement and other Loan Documents.

From and after the Effective Date, all references in the Credit Agreement and the other Loan Documents to "the Banks" shall mean CNL, individually and as Successor Agent, and all references to "the Agent" as secured party, pledgee, mortgagee or assignee shall mean CNL, as Successor Agent.


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     18.  Satisfaction of Assignment Terms.  Each of the parties hereto hereby agrees and acknowledges that any conditions to assignment of the Purchased Interest or equivalent restrictions contained in any section of the Credit Agreement or any other Loan Document (including, without limitation, Section 10.4 of the Credit Agreement) are hereby deemed to have been satisfied or waived as of the Effective Date.

     19. JURY WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.







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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.


                                    DENAMERICA CORP.


                                    By: /s/ Robert J. Gentz
                                        --------------------------------
                                    Name: Robert J. Gentz
                                    Its:  Executive Vice President

                                    Notice Address: 7373 N. Scottsdale Road
                                                    Suite D-120
                                                    Scottsdale, AZ  85253
                                                    Telephone: (602) 483-7055
                                                    Facsimile: (602) 483-9592
                                                    Attention: Todd Brown


                                    PARIBAS,
                                    individually and as Agent


                                    By: /s/ Clark C. King, III
                                        --------------------------------
                                    Name: Clark C. King, III
                                    Its:  Managing Director



                                    By: /s/ Celine D. McGuire
                                        --------------------------------
                                    Name: Celine D. McGuire
                                    Its:  Asst. Vice President

                                    Notice Address: 227 West Monroe St.
                                                    Suite 3300
                                                    Chicago, IL  60606
                                                    Telephone: (312) 853-6000
                                                    Facsimile: (312) 853-6020
                                                    Attention:  Steve Heinen


                               FIRST SOURCE FINANCIAL LLP by First
                               Source Financial, Inc. its Agent/Manager


                               By: /s/ James W. Wilson
                                   ------------------------------------
                               Name: James W. Wilson
                               Its:  Senior Vice President

                               Notice Address: 2850 W. Golf Road
                                               5th Floor
                                               Rolling Meadows, IL  60008
                                               Telephone: (847) 734-2000
                                               Facsimile: (847) 734-7910
                                               Attn:  Contract Administration


                               LASALLE NATIONAL BANK


                               By: /s/ Mark McCarthy
                                   ------------------------------------
                               Name: Mark McCarthy
                               Its:

                               Notice Address: 120 S. LaSalle Street
                                               Chicago, IL  60603
                                               Telephone: (312)
                                               Facsimile: (312) 904-6242
                                               Attention: M. McCarthy



                                CNL APF PARTNERS, LP, a Delaware limited partnership

                                By:  CNL APF GP Corp., a Delaware
                                         corporation, as general partner

                                     By:  /s/ John T. Walker
                                          ------------------------------
                                     Name:  John T. Walker
                                     Its:   Executive Vice President


                                     Notice Address: 400 E. South Street
                                                     Suite 500
                                                     Orlando, Florida  32801
                                                     Telephone: (407)650-1000
                                                     Facsimile: (407)425-9876
                                                     Attention:   John Farren